Exhibit 10.7

Name:	[_________]
Number of Restricted Stock Units:	[_________]
Date of Grant:	[_________]
Vesting Commencement Date:	[_________]

VERASTEM, INC.

Restricted Stock Unit Agreement

(Inducement Award)

This agreement (this “Agreement”) evidences an inducement award (the “Award”) of Restricted Stock Units (“RSUs”) by Verastem, Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”).  The RSUs are granted to the Participant in connection with the Participant’s entering into employment with the Company and is regarded by the parties as an inducement material to the Participant’s entering into employment within the meaning of NASDAQ Listing Rule 5635(c)(4).

The RSUs shall be subject to and governed by, and shall be construed and administered in accordance with, the terms and conditions of the Verastem, Inc. 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”), which terms and conditions are incorporated herein by reference, except for those terms and conditions contained in Section 4(a) of the Plan and any amendments to Section 4(a) of the Plan.  Notwithstanding the foregoing, the RSUs are not awarded under the Plan and the grant of the RSUs and issuance of any Shares pursuant to the settlement of the RSUs shall not reduce the number of shares of Stock available for issuance under awards pursuant to the Plan.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of RSUs.  On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant the number of Restricted Stock Units (“RSUs”) set forth above, giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each RSU subject to this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The RSUs are granted to the Participant in connection with the Participant’s Employment.

2.Vesting.  Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest as to [  ] (with the number of RSUs that vest on each such date being rounded down to the nearest whole RSU and with the Award becoming vested as to one hundred percent (100%) of the RSUs on the final vesting date), in each case, subject to the Participant’s continued Employment through the applicable vesting date. In the event of a Change in Control, all RSUs outstanding and unvested immediately prior to such Change in Control will become fully vested immediately prior to (and subject to the consummation of) such Change in Control. For purposes of this Agreement, “Change in Control” shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than fifty (50) percent of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an affiliate of the Company or a holder of securities of the Company.
3.Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided in a written employment, change of control or severance-benefit agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, the RSUs, to the extent not then vested, will be immediately forfeited for no consideration.
4.Dividends.  The RSUs shall have no rights with respect to dividends declared by the Company with respect to its capital stock; provided, that, the foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Agreement by the Administrator in accordance with Section 7 of the Plan.
5.Delivery of Shares.  The Company shall, as soon as practicable upon the vesting of any RSUs (but in no event later than thirty (30) days following the date on which such RSUs vest), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the RSUs have passed to the estate or beneficiary of the Participant or a permitted transferee, to such estate or beneficiary or permitted transferee).
6.Restrictions on Transfer.  The RSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
7.Forfeiture; Recovery of Compensation.  By accepting, or being deemed to have accepted, the RSUs, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the RSUs, including the right to any Shares acquired in respect of the RSUs and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy of the Company.  Nothing in the preceding sentence will be construed as limiting the general application of Section 9 of this Agreement.
8.Taxes.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon settlement of the Award, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes and other amounts required to be withheld.  No Shares will be issued in respect of the Award unless and until the Participant has remitted to the Company an amount in cash sufficient to satisfy any withholding requirements, or has made other arrangements satisfactory to the Company with respect to such amounts.  Unless otherwise determined by the Company, the Company shall automatically satisfy any tax withholding obligations by withholding from the Shares that would otherwise be delivered in connection with a vesting date a number of Shares having a fair market value equal to the minimum statutory amount required to be withheld to satisfy such tax withholding obligations and/or by causing such number of Shares to be sold in accordance with a sell-to-cover arrangement.  The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required withholdings by withholding from the Shares otherwise deliverable in connection with the RSUs, by causing such Shares to be sold in accordance with a sell-to-cover arrangement and/or by withholding from any amounts otherwise owed to the Participant.  If a sell-to-cover arrangement is selected as contemplated hereunder the Participant shall bear all costs associated with the sale of Shares under such arrangement.  Nothing in this Section 8, however, shall be construed as relieving the Participant of any liability for satisfying his or her tax obligations relating to the Award.
9.Provisions of the Plan.  By accepting all or any part of the RSUs, the Participant agrees to be bound by the terms and conditions set forth in this Agreement and incorporated herein by reference to the Plan.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  In the event of any conflict between the terms of this Agreement and the provisions of the Plan incorporated herein by reference, such provisions of the Plan will control.
10.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement.

VERASTEM, INC.

By:
Name:
Title:

Agreed and Accepted:

By_______________________________

   [Participant’s Name]

Signature Page to Restricted Stock Unit Agreement